UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2011

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NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 7.01 – Regulation FD Disclosure.

Operational Update

As of May 23, 2011, we held working interests in a total of 404 gross (35.01 net) producing wells and were participating in 151 gross (13.86 net) Bakken or Three Forks wells drilling, awaiting completion or completing.  We have completed 38 gross (4.04 net) wells during the second quarter of 2011 as of May 23, 2011.  We expect to spud between 17 and 20 net wells during the first half of 2011.  We reaffirm our guidance to spud approximately 40 net wells for the year of 2011.  As of May 23, 2011, we had approximately 41,433 net acres either held by production or under the bit.

During second quarter 2011 as of May 23, 2011, we have acquired leasehold interests covering an aggregate of approximately 4,172 net mineral acres for an average of approximately $2,658 per net acre and an aggregate of approximately $11.09 million.  Our second quarter 2011 acreage bonuses range from approximately $500 per net acre to $8,300 per net acre.  Our highest cost acreage represents acquisitions through state and federal lease sales, which provide higher net revenue interests (NRIs) than similar acreage purchased organically. These interests represent high working interests in sections in the core of Mountrail County, North Dakota.  In May 2011, at the most recent North Dakota State Sale (the “ND State Sale”), we acquired approximately 1,178 net acres for an average of approximately $5,666 per net acre.  Of the acquired acreage at the ND State Sale, we acquired approximately 418 net acres in the Counties of McKenzie and Mountrail, North Dakota with an operator to participate on a heads up basis.  At the ND State Sale, we also acquired one hundred percent of approximately 760 net acres in the counties of Billings and Dunn, North Dakota.  In this block, approximately 280 net acres were permitted to drill.  Of the approximately 2,994 net acres acquired organically, we paid an average of approximately $1,475 per net acre and approximately 933 net acres were permitted to drill.

We currently have approximately $100 million cash on-hand and have no funds borrowed under our $100 million credit facility with Macquarie.  We continue to expect to fund all 2011 drilling and current acreage acquisition commitments using cash-on-hand, cash flow and our undrawn credit facility.

We continue to develop our core Bakken and Three Forks acreage position at an accelerating pace and continue to be focused on turning acreage into production and production into cash flow.

Minimal Interest Divestiture Program

In January 2010, our board of directors approved an arrangement whereby we efficiently divest minimal working interests in wells.  In March 2010, we entered into an agreement with a private unrelated company whereby we have the option (but not the obligation) to sell minimal wellbore interests in any drilling unit where our interest constitutes less than a 0.0050 working interest in a well at any time up to and including December 31, 2011.  We believe the divestiture of these minimal working interests creates value by avoiding the administrative, reserve engineering and accounting costs, that we must bear as a publicly traded company, associated with ownership of these minimal interests and which may outweigh the benefits of ownership to us.  In addition to the board of directors’ initial approval of the arrangement, our Audit Committee subsequently reviewed the divestures at quarterly Audit Committee meetings.

Our management has concluded, and has confirmed with our outside legal counsel, that our agreement with this private company is not material to us and does not involve any related-party transaction.  No employee, officer or member of our board of directors has any direct or indirect interest in Ashwood or any arrangement to receive any compensation in connection with the agreement or any wellbores assigned under the agreement.  As such, our previous public filings properly reflect all information required to be disclosed in connection with this divestiture program.

The agreement allows us to divest wellbore interests only, while we retain the underlying leasehold interest and, therefore, the right to participate in future wells involving the underlying leases, should we so choose.  Our initial divestiture under the agreement was effective December 31, 2009, and is summarized as follows:

▪	Because some wells had begun producing at that time, our initial divestiture involved the assignment of 31 producing wellbores and minimal interests in 21 units that were non-producing.
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The producing wellbores initially assigned under the agreement represent approximately 0.066 working interest (WI) and approximately 0.053 net revenue interest (NRI) of one net well (approximately 6.6% WI or approximately 5.3% NRI of one net well).

▪	We have been reimbursed for any and all drilling and related costs associated with any wellbore divested under the agreement, and all future drilling costs are paid by the assignee.
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We were compensated approximately $237,877 for the initial interests sold under the agreement and retained approximately $152,449 in revenues from the producing wells assigned under the agreement.  These interests included net revenue interest (NRI) in approximately 0.053 (5.3%) of one net wellbore.

All transfers subsequent to the initial divestiture involve the assignment of wellbore interests in proposed units that have not yet begun producing.  The agreement has generated the following results as of May 23, 2011:

▪	We have divested interests in a total of 91 separate wellbores, with an average divestiture of approximately 2.79 net acres per wellbore.
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We have divested an aggregate of approximately 251 net acres under the agreement through wellbore-only assignments, while retaining the underlying leasehold interests and, therefore, the right to participate in future wells involving the underlying leases.

▪	Assuming we spud our projected 40 net wells during 2011, the wellbore interests assigned under the agreement approximate the same number of net wells we spud every 48 hours.
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The wellbore interests assigned under the agreement since its inception represent an aggregate of approximately 0.2343 working interest (WI) and approximately 0.1852 net revenue interest (NRI) in one net well (or approximately 23.43% WI and approximately 18.52% NRI in one net well).

▪	Estimated proceeds from the transaction are less than $500,000.
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The proceeds from sales under the agreement are generally applied to reduce the capitalized costs of oil and gas properties, with no gain or loss recognized, as are all other immaterial sales of properties.

We are paid $500 for each net acre assigned under the agreement, even though we assign wellbore interests only and retain the underlying leasehold interest and, therefore, the right to participate in future wells involving the underlying leases.  Our management believes this level of consideration for these minimal interests remains attractive today, especially when considered in light of our receipt of approximately 1.58 net wellbores that we have separately acquired for no consideration from other parties who desired to divest those small interests themselves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2011	NORTHERN OIL AND GAS, INC. By/s/ Michael L. Reger Michael L. Reger, Chief Executive Officer